Exhibit 99.1

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT originally effective as of February 1, 2008, then amended and restated as of December 31, 2008, and now amended and restated as of this 15th day of June, 2009, by and among HIRSCH INTERNATIONAL CORP., a Delaware corporation with offices located at 50 Engineers Road, Hauppauge, New York 11788 (the "Company") and BEVERLY EICHEL, residing at 95 Fairway View Drive, Commack, New York 11725 (the "Executive").

W I T N E S S E T H:

WHEREAS, the Company is engaged in importing, marketing, manufacturing, and distributing commercial embroidery equipment and related goods and services;

WHEREAS, on February 1, 2008 (“Original Effective Date”), the Company and Executive entered into an employment agreement governing the terms of the Executive’s employment with the Company,

WHEREAS, the Company administered this employment agreement in good faith compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and other guidance promulgated thereunder (“Section 409A”), and then amended and restated this employment agreement on December 31, 2008, to comply with the requirements of Section 409A;

WHEREAS, the Company has informed Executive that the Company has decided to terminate the employment of Executive effective June 15, 2009, in order to reduce its expenses; and

WHEREAS, Executive and the Company have now agreed to amend and restate the Agreement to resolve all issues relating to the Company’s decision to terminate Executive’s employment.

NOW, THEREFORE, the employment agreement is amended, effective as of the Original Effective Date, to read as follows:

1.         Employment. The Company, pursuant to the terms and conditions set forth in this Agreement, hereby agrees to continue to employ the Executive, who accepts such continued employment with the Company as its Executive Vice President – Finance and Administration and Chief Financial Officer and such other positions and duties of a responsible nature as the Company's Board of Directors may from time to time determine and assign to her commensurate with the position of Executive Vice President – Finance and Administration and Chief Financial Officer. Throughout the Term (as defined herein), the Executive shall devote all of her business time, attention and energy to her duties and to the business and affairs of the Company and shall not engage, directly or indirectly, in any other business, employment or occupation.

2.         Term. The term of this Agreement shall commence as of February 1, 2008 (the "Commencement Date") and shall terminate on June 15, 2009 (the "Term").

3.         Compensation. As full compensation for all services to be rendered by the Executive to the Company pursuant to the terms of this Agreement, the Executive shall receive the compensation and benefits described in this Section 3.

3.1       Executive shall receive a base salary (the “Base Salary”) at the annual rate of (i) Three Hundred Thousand ($300,000.00) Dollars during the first year of the Term, and (ii) Three Hundred and Fifteen Thousand ($315,000.00) Dollars during the second year of the Term. The Base Salary shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time

3.2       The Executive shall have the right to participate, on the same basis as other executive employees of the Company, in the Company's employee benefit programs, if any, including, without limitation, group life, health, accident and hospitalization insurance programs covering the Executive and dependents.

3.3       The Executive shall be entitled to participate in and receive a bonus under the Company's Annual Incentive Plan for Key Executive Officers, (the “Incentive Plan”) as that plan shall be adopted and implemented by the Compensation Committee of the Board of Directors from time to time, substantially as described in Appendix A hereto. The Executive’s Target Incentive Percentage and Stretch Incentive Percentage under the Incentive Plan shall be 35 percent and 70 percent, respectively, of Base Compensation. All such bonuses shall become due on the last day of the Company’s fiscal year with respect to which the bonus relates and shall be payable as soon as practicable following the issuance of the independent audit report for the fiscal year, but in no event later than the fifteenth day of the third month following the end of the fiscal year to which the bonus relates.

3.4       The Company shall deduct from the Executive's Base Compensation, and any bonus payment or Severance Payment (as defined herein) which Executive may receive, any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

3.5       The Company shall reimburse the Executive, or cause her to be reimbursed, for all reasonable out-of-pocket expenses incurred by her in the performance of her duties hereunder or in furtherance of the business and/or interests of the Company; provided, however, that the Executive shall have previously furnished to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures. Any such reimbursement payment shall be made no later than the last day of the calendar year following the year in which the reimbursable expense is incurred.

3.6       During the Term of this Agreement the Company will reimburse Executive for her actual automobile lease or ownership expenses, not to exceed $750 per month, plus actual expenses incurred in operating the automobile that has been designated by Executive as her vehicle for use in Company business. Any such reimbursement payment shall be made no later than the last day of the calendar year following the year in which the reimbursable expense is incurred.

3.7       During the Term, Executive shall be entitled to four (4) weeks paid vacation per year to be taken in accordance with Company policy and procedure.

4.         Indemnification. The Company undertakes, to the maximum extent permitted by law, to defend, indemnify and hold the Executive harmless from and against all claims, damages, losses and expenses, including reasonable attorneys' fees and disbursements, arising out of the performance by the Executive of her duties pursuant to this Agreement, in furtherance of the Company's business and within the scope of her employment.

5.	Termination.

5.1       Death. If the Executive dies during the Term, she shall be entitled to receive her Base Salary through the end of the month during which death occurs plus a pro rata portion, based upon her period of service to the Company, of the amount, if any, she would have been entitled to receive under the Incentive Plan if her employment had continued until the end of the fiscal year payable pursuant to the terms of the Incentive Plan.

5.2       Disability. The Company may terminate the employment of the Executive by reason of disability by giving notice of such termination as of the end of any month after the Executive becomes disabled. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. In the event of such termination for disability, and subject to the limitations set forth in Section 5.6, the Executive shall be entitled to receive her Base Salary through the end of the month during which disability occurs plus a pro rata portion, based upon her period of service to the Company, of the amount, if any, she would have been entitled to receive under the Incentive Plan if her employment had continued until the end of the fiscal year.

5.3       Involuntary Termination for Cause. The Company shall have the right to terminate employment of the Executive for “Cause” if one or more of the following acts shall occur:

(a)        Executive shall have committed a material breach of any of the provisions or covenants of this Agreement;

(b)       Executive shall have committed an act of gross negligence in the performance of her duties or obligations hereunder, or, without proper cause, the willing refusal or habitual neglect of her employment duties or obligations under this Agreement;

(c)        Executive shall have committed a material act of willful misconduct, dishonesty or breach of trust which directly or shall indirectly cause the Company or any of its subsidiaries to suffer any loss, fine, civil penalty, judgment, claim, damage or expense; or

(d)       Executive shall have been convicted of, or shall have plead guilty or nolo contendere to, a felony.

The Company may terminate the employment of Executive for Cause by delivering notice (the "Termination Notice") of such intention to Executive, describing with reasonable detail the events or the acts or omissions of the Executive constituting the basis for termination, provided, however, with respect to any act or omission set forth in clauses (a) and (b) of this Section 5.3, upon the reasonable request of the Executive such termination shall not be effective until thirty (30) days following the Termination Notice, during which time the Executive shall have an opportunity to cure or remedy such act or omission. If the Company terminates the employment of the Executive for Cause, the Executive shall be entitled to receive only her Base Salary through the end of the month in which the Termination Notice is effective.

5.4       Severance Payment. If termination of employment shall occur as a result of one of the events described in Section 5.4(a), 5.4(b), or 5.4(c) below, the Company shall pay Executive the severance payment (“Severance Payment”) described in Section 5.4(d) below in addition to paying Base Salary to Executive through June 15, 2009.

(a)        this Agreement is terminated prior to the expiration of its Term due to Executive’s death or disability as set forth in Sections 5.1 and 5.2, respectively, above;

(b)       the Company commits a material breach of the provisions of this Agreement and fails to cure or remedy such breach within thirty (30) days following its receipt of written notice thereof given by the Executive (at the end of which time this Agreement shall be deemed terminated), which notice shall be provided within ninety (90) days following the initial existence of the event that constitutes a material breach of the provisions of this Agreement; or

(c)        prior to or concurrent with the expiration of the Term, the Company terminates Executive’s employment without Cause.

(d)       Subject to the Executive’s signing and not revoking the General Release attached as Appendix B to this Agreement, the Company shall pay Executive a lump sum Severance Payment in the gross amount of One Hundred Forty Six Thousand Four Hundred and Seventy Five Dollars ($146,475.00), and will allow Executive to continue to participate in the Company’s health, accident and hospitalization insurance plans covering the Executive and her dependents during the six month period beginning June 16, 2009, to the extent permitted by such plans and subject to the terms and conditions which are then applicable to the Company’s executive officers generally. The Severance Payment shall be paid by the later of July 15, 2009 or ten business days after the expiration of the Revocation Period (as defined in the General Release). The Severance Payment and extended benefit coverage are in lieu of any other payment to which Executive may have been entitled or eligible to receive in connection with the termination of her employment under this Agreement, any other contract with the Company, or any severance plan or arrangement. Notwithstanding the foregoing, the Company will have no obligation to pay the Severance Payment or provide extended coverage if Executive violates her obligations set forth in Sections 6.1 and 6.2 below before the scheduled payment date.

5.5       Resignation by Executive. Notwithstanding anything contained herein to the contrary, Executive shall have the right to terminate this Agreement at any time, for any reason and for no reason, upon thirty (30) days prior written notice to the Company. Upon such termination, the Company shall pay to Executive the Base Salary earned by Executive through the date of termination. Thereafter, with the specific exception of the obligations set forth in Sections 6 and 7 below, neither Executive nor the Company shall have any further obligations hereunder; provided, however, that following the close of the fiscal year in which termination occurs, if Executive has not violated the provisions of Sections 6 and 7, the Company shall pay to Executive a pro rata portion, based upon her period of service to the Company, of the amount, if any, she would have been entitled to receive under the Incentive Plan if her employment had continued until the end of the fiscal year.

5.6       Code Section 409A Delay. Any payment payable to the Executive pursuant to Sections 5.2, 5.4(a), 5.4(b), or 5.4(c) of this Agreement shall not be paid during the six month period from and after the date of the Executive’s termination of employment if (a) such payment is paid as a result of a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (“Code Section 409A”), and (b) the Executive is a “specified person” (as such term is defined in Code Section 409A) upon such separation from service. Any amount that would be paid during this six month period but for the application of this Section 5.6 shall instead be paid to the Executive in a lump sum on the date that is six months after the date of separation from service (or, if earlier, upon the Executive’s death). No amount payable pursuant to the provisions of Sections 5.2, 5.4(a), 5.4(b), or 5.4(c) of this Agreement shall be delayed pursuant to this Section 5.6 to the extent such amount does not constitute deferred compensation within the meaning of Code Section 409A as a result of the application of (y) the short term deferral exception to Code Section 409A described in 26 CFR §1.409A-1(b)(4) (“Short Term Deferral Exception”) or (z) to the extent such amount does not satisfy the Short Term Deferral Exception, the involuntary termination exception to Code Section 409A described in 26 CFR §1.409A-1(b)(9).

6.	Restrictive Covenants.

6.1       Confidential Information; Covenant not to Disclose. The Executive covenants and undertakes that she will not at any time during or after the termination of her employment hereunder reveal, divulge, or make known to any person, firm, corporation, or business organization (other than the Company or its affiliates, if any), or use for her own account any customer lists, trade secrets, or any secret or any confidential information of any kind used by the Company during her employment by the Company, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Executive, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Executive by reason of her employment by the Company. In the event that the Executive shall be required to make a disclosure pursuant to the provisions of clause (ii) above, the Executive promptly, but in no event more than two business days after learning of such subpoena, court order or other government process nor less than 24 hours prior to the return date for any such subpoena, court order or other government process, shall notify (by personal delivery or by telecopy, confirmed by mail) the Company and, at the Company’s expense, the Executive shall (1) take all necessary steps requested by the Company to defend against the enforcement of such subpoena, court order or government process, and (2) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. The Executive further covenants and agrees that she shall retain such knowledge and information which she has acquired or shall acquire and develop during her employment respecting such customer lists, trade secrets, and secret or confidential information in trust for the sole benefit of the Company, its successors and assigns. Upon termination of her employment with the Company, or at any time the Company may so request, the Executive will promptly deliver to the Company all data, memoranda, notes, record, reports, manuals, drawings, blueprints and other documents and all computer software, hardware and discs and any other memory storage facility (and all copies thereof) relating to the business of the Company and all property associated therewith, which she may then possess or have under her control, other than information relating to her own compensation and employee benefits.

6.2	Covenant Not to Compete; Non-Interference.

6.2.1 The Executive covenants and undertakes that, during the period of her employment hereunder and for a period of one (1) year thereafter, she will not, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any) engaged in the business of distributing, manufacturing or assembling embroidery equipment or software for the embroidery industry or providing retail embroidery services (a "Similar Business") throughout the United States ("Territory") except in the course of her employment hereunder; provided, however, that the Executive may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and (ii) her investment does not exceed, in the case of any class of the capital stock of any one issuer, 2% of the issued and outstanding shares, or in the case of bonds or other securities, 2% of the aggregate principal amount thereof issued and outstanding.

6.2.2 The Executive covenants and undertakes that during the period of her employment hereunder and for a period of one (1) year thereafter she will not in the Territory, whether for her own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any person, firm, corporation or other business organization who or which at any time during the term of the Executive's employment with the Company was an employee, consultant, agent, supplier or customer of the Company.

6.2.3 If any provision of this Article 6.2 is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent the court modifies the scope, duration or area of applicability of such provision to make it enforceable.

7.         Injunction. It is recognized and hereby acknowledged by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company hereto, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Article 6 of this Agreement by the Executive , either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Article 7 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and at equity.

8.         Compliance with Other Agreements. The Executive represents and warrants to the Company that the execution of this Agreement by her and the performance of her obligations hereunder will not, with or without the giving of notice, the passage of time or both, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

9.         Consulting Services. For a period of 12 months commencing June 16, 2009 (the “Consulting Period”), Executive shall make herself available to the Company, at mutually agreed times, to provide advice, assistance, or information (the “Consulting Services"), as requested by the Company in writing, subject to the provisions of this Section 9, provided, however, that Executive's providing testimony in any lawsuit or legal proceeding, in any form or forum, or being interviewed by any governmental or regulatory body or any self-regulatory organization, is excluded from the scope of Consulting Services. Executive shall be paid at the rate of $150 per hour for each hour worked in performing Consulting Services during the Consulting Period. To obtain payment, Executive shall submit a written statement of the amount of time expended in each two week period during the Consulting Period after the end of such two week period. The Company shall pay Executive for Consulting Services rendered in any two week period within fifteen (15) business days after receipt of such statement. Executive may be employed by another company during the Consulting Period as long as such employment does not violate Section 6.2 of this Agreement. Notwithstanding the foregoing, Executive shall not provide more than 50 hours of Consulting Services in any month, which 50 hours would constitute less than 20% of the average level of services performed by Executive during the 36 months immediately preceding June 16, 2009.

10.	Miscellaneous.

10.1     Notices. Any notice or other communication to a party under this Agreement shall be in writing, and if by use of the mail shall be considered given when mailed by certified mail, return receipt requested, to the party at the following address or at such other address as the party may specify by notice to the other:

If to the Company:

Hirsch International Corp.

50 Engineers Road

Hauppauge, New York 11788

Attn: Paul Gallagher, President and Chief Executive Officer

With a copy to:

Bryan Cave LLP

1290 Avenue of the Americas

New York, NY 10104

Attn: David Fisher, Esq.

If to the Executive:

Beverly Eichel

95 Fairway View Drive

Commack, New York 11725

10.2     Benefit. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Insofar as the Executive is concerned this Agreement, being personal, cannot be assigned.

10.3     Validity. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

10.4.    Entire Agreement. The Agreement constitutes the entire Agreement between the parties, and supersedes all existing agreements between them. It may only be changed or terminated by an instrument in writing signed by both parties. The covenants of the Executive contained in Article 6 of this Agreement shall survive the termination of this Agreement and the expiration of the Term.

10.5     New York Law to Govern. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York., without regard to its conflicts of laws principles.

10.6     Corporate Action. The execution and delivery of this Agreement by the Company has been authorized and approved by all requisite corporate action.

10.7     Waiver of Breach. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver hereto must be in writing.

10.8     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9     Paragraph Headings. Paragraph headings are inserted herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

10.10   Survival of Provisions. The provisions of Sections 4, 5.4, 6, 7, 9 and 10 of this Agreement shall remain in full force and effect after the expiration of the Term.

IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

HIRSCH INTERNATIONAL CORP.

/s/ Paul Gallagher
By: Paul Gallagher, President and Chief Executive Officer

/s/ Beverly Eichel
Beverly Eichel

APPENDIX A

HIRSCH INTERNATIONAL CORP.

Annual Incentive Plan for Key Executive Employees

Following is a description of the Hirsch International Corp, Annual Incentive Plan for Key Executive Employees (the “Incentive Plan”).

As of the beginning of each fiscal year of the Company, Commencing with the fiscal year ended December 31, 2008, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), in consultation with the Chief Executive Officer (“CEO”) of the Company will establish, a list of key executive employees who will participate in the Incentive Plan for that year, together with a Target Bonus and Stretch Bonus Percentage for each participant. The Compensation Committee in consultation with the Chief Executive Officer will also set three annual goals for the Company’s Pre-tax Profit (as defined below), the achievement of which will entitle the participants in the Incentive Plan to receive bonus payments. The amount of any such bonus payments paid to Executive will be determined based on the extent to which the Company achieves or exceeds the Pre-tax Profit goals established for the fiscal year. The three levels of Pre-tax Profit and the percentage of Base Salary payable with respect to each are as follows:

“Minimum Profit Level”—the minimum profit level that must be achieved prior to the awarding of any bonus and that must be maintained after the payment of all bonuses under the plan.

“Target Profit Level”—the profit level that must be achieved in order for each participant to receive a bonus equal to her or her Target Incentive Percentage of Base Salary.

“Stretch Profit Level”—the profit level that must be achieved or exceeded in order for each participant to receive a bonus equal to her or her Stretch Incentive Percentage of Base Salary.,

If Pre-tax Profit is greater than the Minimum Level but less than the Target Level, or greater than the Target Level but less than the Stretch Level, all bonuses paid under the plan shall be reduced pro-rata to reflect the proportional amount by which the Target Level or Stretch Level was not achieved. The computation of such pro-rata reductions shall be made by the Compensation Committee, in its sole discretion, in a manner that it deems fair and equitable to all participants and such computations shall be final and binding.

For purposes hereof, the Company’s “Pre-tax Profit” shall be the Company’s income from operations (i) before the payment of income taxes as set forth in the Company’s audited financial statements prepared in accordance with generally accepted accounting principles, consistently applied, (ii) after the accrual for the payment of all executive bonuses, and (iii) except to the extent otherwise agreed to by the Compensation Committee, excluding (x) all unusual or non-recurring items, and (y) the reversal of any prior year reserves (unless such the establishment of such reserves resulted in loss of bonuses in the year of their establishment).

All bonus payments due hereunder shall be made as soon as practicable following completion of the applicable fiscal year of the Company, but in no event later than the fifteenth day of the third month following the end of the fiscal year of the Company to which the bonus relates.

APPENDIX B

General Release

1.         In consideration of the Severance Payment and the opportunity to perform Consulting Services after the termination of employment set forth in the Second Amended and Restated Employment Agreement dated June 15, 2009 (the “Agreement”), by and between Hirsch International Corp. (the “Company”) and Beverly Eichel (the “Executive”), Executive for and on behalf of Executive and Executive’s heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, hereby agrees to, and does, remise, release and forever discharge Company, and its current and former parents, subsidiaries, divisions, and affiliates, and their respective shareholders, officers, directors, attorneys, agents, current and former employees, successors and assigns (collectively referred to as “the Company Releasees”) from any and all matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen or could arise between Executive and the Company Releasees from acts, matters or omissions which occurred prior to the date of execution of this General Release (“Release”), including but not limited to acts, matters or omissions relating to Executive’s employment with the Company, the terms and conditions of that employment, the termination of Executive’s employment with the Company, and matters arising from the offer and acceptance of this Release. Executive understands that the provisions of this General Release mean that she cannot bring a lawsuit against the Company arising out of any actions or omissions on the part of Company arising before her execution of this Release.

2.         The charges, claims, complaints, matters, demands, damages, and causes of action referenced in Paragraph 1 above include, but are not limited to, (i) any claims for base salary, bonus, or other payments or benefits promised by the Agreement; (ii) any breach of the Agreement or any other actual or implied contract of employment between Executive and Company; (iii) any claims challenging the validity of the Amendment; (iv) any claim of unjust, wrongful, or tortious discharge (including any claim of fraud, negligence, retaliation for whistleblowing, or intentional infliction of emotional distress); (v) any claim of defamation or other common-law action; (vi) any claims of violations arising under the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., (including but not limited to the Older Worker’s Benefit Protection Act), the Equal Pay Act, 29 U.S.C. Section 206(d), the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601, the Employee Retirement Income Security Act, 29 U.S.C. § 1001, et seq., or the Sarbanes-Oxley Act, (vii) any claims of violations arising under statutes, orders, laws, ordinances, or regulations applicable to Executive’s employment by the Company, or case law, of the State of New York or Suffolk County, or any state in which any Company Releasee is subject to jurisdiction, and/or any political subdivision thereof , and all applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes, orders, laws, ordinances, regulations or the like, including, without limitation, the New York State Human Rights Law, N.Y. Executive Law § 296(1) et seq., the anti-retaliation provisions of the New York Worker’s Compensation Law § 120 et seq; the N.Y. Labor Law, as amended; the N.Y. Civil Rights Law, as amended.

3.         Executive acknowledges that Executive was advised by Company that Executive could consider this Release for up to twenty one (21) days, and that Executive should consult with an attorney of Executive’s choice regarding this Release and its meaning and effect. Executive further acknowledges that she understands this Release and the effect of her signing it, and that she is signing this Release voluntarily and without coercion.

4.         This Release should only be executed on or after June 16, 2009, and shall not become effective until seven (7) calendar days after the date of execution and delivery of a signed Release to Paul Gallagher at 50 Engineers Road, Hauppauge, New York 11788. During this seven (7) day period, Executive may revoke the Release (the “Revocation Period”). Revocation must be made by delivery of written notice of revocation to Paul Gallagher at 50 Engineers Road, Hauppauge, New York 11788 prior to the end of the Revocation Period. Upon expiration of the seven (7) day period without revocation by Executive, this Release becomes final and binding. Executive acknowledges that she understands that the Company will not make the Severance Payment set forth in the Amendment if she revokes this Release.

Dated:	, 2009